Exhibit (b)

CERTIFICATION OF CEO AND CFO PURSUANT TO

18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report on Form N-CSR of NorthStar Corporate Income Fund (the “Corporate Fund”) for the six months ended June 30, 2017, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Form N-CSR”), Daniel R. Gilbert, as Chief Executive Officer of the Corporate Fund, and Frank V. Saracino, as Chief Financial Officer of the Corporate Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

•	The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Corporate Fund.

Dated: August 17, 2017

/s/ Daniel R. Gilbert
Daniel R. Gilbert
Chief Executive Officer and President (Principal Executive Officer)

/s/ Frank V. Saracino
Frank V. Saracino
Chief Financial Officer and Treasurer (Principal Financial Officer)